UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 13, 2025

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chairman of the Board, President and Chief Executive Officer; Director Appointment

On November 13, 2025, Hudson Technologies, Inc. (the “Company”) appointed Kenneth Gaglione as its Chairman of the Board, President and Chief Executive Officer. Mr. Gaglione was also appointed to the Company’s Board of Directors with a term of office to expire at the 2027 annual meeting of shareholders. He has not been appointed to serve on any committees of the Board of Directors. All such appointments are effective November 24, 2025.

Mr. Gaglione, age 64, previously served as Vice President – Operations of the Company from September 2020 through December 2023. Following his departure from the Company, Mr. Gaglione served as a consultant to a leading European private equity firm evaluating opportunities in the refrigerant and HVAC industry and provided consulting services to the Company. Mr. Gaglione previously served as Global Marketing Director for aftermarket refrigerants at Honeywell International, Fluorine Products Division from 2018 to 2020. He served in a number of other capacities at Honeywell International from 2011, including Global Business Director – Aerosol & Solvents from 2015-2017, Senior Marketing Manager, Refrigerants from 2013-2014 and Global Product Manager/Senior Marketing Manager, Structural Enclosures from 2011-2013. Before joining Honeywell Mr. Gaglione had extensive experience marketing and developing advanced electronic packaging materials with Rohm and Haas’ Electronic Materials division and Ciba-Geigy’s Photopolymers division. Mr. Gaglione received a B.S. in Chemistry from the State University of New York and an MBA in Marketing from the University of California, Irvine.

Employment Agreement

On November 13, 2025, the Company entered into an Employment Agreement with Mr. Gaglione dated as of November 24, 2025 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Gaglione will serve as our Chairman of the Board, President and Chief Executive Officer and will receive an annual base salary of $695,000 with such increases as the Compensation Committee of our Board of Directors may determine, a target annual bonus of 75% of then-current base salary, and an initial a five-year stock option, vesting 50% on the first anniversary of the effective date of the Employment Agreement and a further fifty percent on the second anniversary of the effective date of the Employment Agreement, having a Black-Scholes value, determined in good faith by the Compensation Committee of the Board, of at least $695,000. The Company will also, at Mr. Gaglione’s option, either: (i) reimburse him in accordance with the Company’s reimbursement policy for the costs of a hotel near the Company’s Woodcliff Lake, New Jersey headquarters, or (ii) reimburse him for the cost of an apartment in the Woodcliff Lake, New Jersey area in an amount not to exceed $5,000 per month. The Employment Agreement has an initial two-year term and is automatically renewable for successive one-year terms unless either party gives notice of termination at least ninety days prior to the expiration date of the then-current term. Pursuant to the Employment Agreement, Mr. Gaglione has agreed to certain covenants and restrictions, which include an agreement that Mr. Gaglione will not compete with the Company in the United States for a period of twelve months after his termination for any reason.  The Employment Agreement also provides that Mr. Gaglione is entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Mr. Gaglione’s salary after the commencement of his sick leave. The Employment Agreement further provides that in the event of his involuntary separation without cause, the Company’s election not to renew the Employment Agreement, or his voluntary separation for a good reason as enumerated in the Employment Agreement, Mr. Gaglione will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twelve months, and a lump sum payment, subject to performance criteria, equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination.  In addition, the Employment Agreement provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, all stock options, stock appreciation rights, and any similar rights which Mr. Gaglione holds on the date of termination of employment shall become fully vested and be exercisable on the date of termination of employment, and shall remain exercisable following the termination of employment until (i) expiration of the twelve month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Gaglione, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.

The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Report.

Item 7.01.	Regulation FD Disclosure.

On November 13, 2025, the Company issued a press release announcing the above-referenced appointment. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement dated as of November 24, 2025 between Hudson Technologies, Inc. and Kenneth Gaglione
Exhibit 99.1	Press Release issued November 13, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025

HUDSON TECHNOLOGIES, INC.

By:	/s/ Brian J. Bertaux
Name:	Brian J. Bertaux
Title:	Chief Financial Officer & Secretary

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